UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     December 29, 2010

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Research Building, No.801 Wuzhong Road, Changzhou Science and Education Industrial Park Wujin District, Changzhou, Jiangsu, People’s Republic of China	213164
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	+86-519-86339908

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on July 7, 2010, China Architectural Engineering, Inc. (the “Company”) received a notice dated July 1, 2010 from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) stating that the minimum bid price of the Company’s common stock had been below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with the minimum bid price requirement for continued listing on The NASDAQ Global Select Market set forth in Listing Rule 5450(a)(1)  (the “Rule”).  The notice indicated that, in accordance with Listing Rule 5810(c)(3)(A), the Company had been granted 180 calendar days, or until December 28, 2010, to evidence compliance with the minimum bid price requirement for 10 consecutive trading days.

The Company effected a reverse stock split on December 21, 2010 and the Company’s bid price has closed above $1 for five consecutive business days as of December 28, 2010, less than the required 10 consecutive business days during the compliance period.  As a result, on December 29, 2010, the Company received a delisting determination letter from the Staff, due to the Company's failure to regain compliance with the Rule, indicating that the listed security was now subject to delisting from The Nasdaq Global Select Market.

The Company intends to appeal the Staff's determination within seven calendar days of receipt of the letter, or by January 5, 2011, as the Company’s common stock has continued to trade at above $1 since the reverse stock split as of the date of this Current Report on Form 8-K.  Failure to request appeal and request a hearing by 4:00 p.m. (Eastern Time) on January 5, 2011 would result in the Company's securities being delisted from the Nasdaq Global Select Market and the trading of the Company's common stock being suspended at the opening of business on January 7, 2010, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company's securities from listing and registration on The Nasdaq Stock Market.  The Company’s appeal of the delisting determination will stay the suspension of the Company's securities and the filing of the Form 25-NSE until a hearing process concludes and the Hearing Panel has issued a written decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Architectural Engineering, Inc.

Date: January 4, 2011	By:	/s/ Andy Lu
	Name:	Andy Lu
	Title:	Acting Chief Financial Officer